UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2024

BlueOne Card, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56060	26-0478989
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

4695 MacArthur Court, Suite 1100

Newport Beach, CA 92660

(Address of principal executive offices, including zip code)

(800) 210-9755

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure in Item 2.01 of this Current Report on Form 8-K regarding the Agreement (as defined below) is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Dated effective October 25, 2024, BlueOne Card, Inc., a Nevada corporation (the “Company”), entered into the Stock Exchange and Acquisition Agreement (the “Agreement”) with Millennium EBS, Inc., a New Jersey corporation (“MEI”), and Shinto Matthew, a shareholder owning 6,000,000 shares of Common Stock of MEI (the “Shareholder”). Pursuant to the Agreement, the Company will acquire 3,600,000 shares of Common Stock of MEI (constituting 60% of the outstanding equity securities of MEI) owned by the Shareholder (the “MEI Shares”) in exchange (the “Exchange”) for 2,100,000 shares of Common Stock of the Company (the “BCI Shares”). Subject to a 30-day grace period, the Company will pay to the Shareholder $500,000 within 90 days of closing (the “Cash Consideration”). Closing is conditioned upon the filing of Articles of Exchange with the Nevada Secretary of State.

On December 13, 2024, the Articles of Exchange were filed, pursuant to approval of the Company’s Board of Directors, the Exchange closed, and the BCI Shares were issued to the Shareholder. MEI is now a subsidiary of the Company.

The disclosure above is not a full disclosure of the terms of the Articles of Exchange and the Agreement. Copies of the Articles of Exchange and the Agreement are attached hereto as Exhibits 3.1 and 99.1, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

In regard to the issuance of the BCI Shares, the disclosure in Item 2.01 is incorporated by reference into this Item 3.02 herein.

The securities issued above were made in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, based in part on the representations of the recipient. There were no sales commissions paid pursuant to this transaction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2024, the Company’s Board of Directors expanded the number of directors to four and appointed Shinto Matthew as a director to fill the vacancy left from the board expansion. Besides the There is no arrangement or understanding between Mr. Matthew or any other persons, pursuant to which Mr. Matthew was selected as a director.

The following sets forth certain information concerning the recent employment history of Mr. Matthew and his qualifications for service on the Board.

Shinto Matthew has served as director of Millennium EBS (“Millennium”) since July 2018. Millennium is a multidisciplinary enterprise for NexGen and beyond. Founded in 1998 and headquartered in Princeton, New Jersey, Millennium has purveyed global enterprise B2B and B2C pertinence for more than 80 countries. From December 2013 to December 2017 Mr. Matthew served as EVP at PayCommerce Inc.

Mr. Matthew was appointed due to his experience as director of Millennium. There are no plans at this time to appoint Mr. Matthew to any committees.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
3.1	Articles of Exchange
99.1	Stock Exchange and Acquisition Agreement dated effective October 25, 2024 by, between, and among BlueOne Card, Inc., Millennium EBS, Inc., and Shinto Matthew
104	Cover Page Interactive Data File (formatted in Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueOne Card, Inc.

Date: December 13, 2024	By:	/s/ James Koh
James Koh, Chief Executive Officer

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